ASSET PURCHASE AGREEMENT

                                      among

                                 COMARCO, INC.,

                            COSOURCE SOLUTIONS, INC.

                  R.A.L. CONSULTING AND STAFFING SERVICES, INC.

                                       and

                               ROBERT A. LOVINGOOD






                            Dated as of July 23, 1996

                                TABLE OF CONTENTS
                                                                         Page

ARTICLE I   PURCHASE AND SALE OF ASSETS..................................  1
  1.1    Purchase and Sale of Assets.....................................  1
  1.2    Excluded Assets.................................................  2
  1.3    Assumption of Liabilities.......................................  2
  1.4    Consideration...................................................  4
  1.5    Closing......................................................... 10
  1.6    Deliveries at Closing........................................... 10

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF BUYER AND COMARCO.......... 11
  2.1    Due Authorization and Execution................................. 11
  2.2    Organization, Authority and Qualification....................... 11
  2.3    Fees, Commissions and Expenses.................................. 11
  2.4    Consents, Violations and Authorizations......................... 12

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER.... 12
  3.1    Due Authorization and Execution................................. 12
  3.2    Organization, Authority and Qualification of Seller............. 12
  3.3    Financial Information; Liabilities.............................. 13
  3.4    Absence of Certain Changes...................................... 13
  3.5    Litigation...................................................... 14
  3.6    Consents, Violations and Authorizations......................... 14
  3.7    Title to Assets; Condition...................................... 15
  3.8    Compliance with Law; Permits.................................... 15
  3.9    Intellectual Property........................................... 15
  3.10   Fees, Commissions and Expenses.................................. 16
  3.11   Contracts....................................................... 16
  3.12   Employees....................................................... 16
  3.13   Taxes........................................................... 17
  3.14   Insurance....................................................... 17
  3.15   Client and Supplier Relationships............................... 17
  3.16   No Agreements to Sell........................................... 18
  3.17   Related Party Transactions...................................... 18
  3.18   Accounts Receivable............................................. 18
  3.19   R.A.L. Leasing Consultants...................................... 18
  3.20   Full Disclosure; Reliance....................................... 18

ARTICLE IV  CONDUCT OF BUSINESS PENDING CLOSING.......................... 19
  4.1    Ordinary Course................................................. 19
  4.2    No Acquisitions or Dispositions or Sale of Stock................ 19
  4.3    No Encumbrances................................................. 19
  4.4    Waiver of Rights................................................ 19
  4.5    Material Agreements............................................. 19
  4.6    Employees....................................................... 20
  4.7    Benefit Plans................................................... 20
  4.8    Agreements...................................................... 20

ARTICLE V  CONDITIONS TO THE OBLIGATIONS OF BUYER........................ 20
  5.1    Representations and Warranties of Seller and Shareholder........ 20
  5.2    Absence of Litigation or Investigation.......................... 20
  5.3    Requisite Approvals............................................. 20
  5.4    Due Diligence................................................... 21
  5.5    No Material Adverse Change...................................... 21
  5.6    Employment and Noncompetition Agreements........................ 21
  5.7    Resolution of Claims............................................ 21
  5.8    Other Employees................................................. 21
  5.9    Delivery of Documents........................................... 21
  5.10   Additional Deliveries........................................... 21

ARTICLE VI  CONDITIONS TO THE OBLIGATIONS OF SELLER...................... 21
  6.1    Representations and Warranties of Comarco and Buyer............. 22
  6.2    Absence of Litigation or Investigation.......................... 22
  6.3    Delivery of Documents........................................... 22

ARTICLE VII  SURVIVAL; INDEMNIFICATION................................... 22
  7.1    Survival of Representations and Warranties and
         Related Agreements.............................................. 22
  7.2    General Indemnification......................................... 22

ARTICLE VIII  ADDITIONAL COVENANTS OF THE PARTIES........................ 23
  8.1    Access.......................................................... 23
  8.2    Availability of Records to Seller............................... 23
  8.3    Name Change..................................................... 23
  8.4    Other Employees................................................. 24
  8.5    Consents........................................................ 25
  8.6    Taxes and Other Matters......................................... 25
  8.7    Guaranty of Comarco............................................. 26

ARTICLE IX  TERMINATION.................................................. 26
  9.1    Termination..................................................... 26

ARTICLE X  GENERAL PROVISIONS............................................ 27
  10.1   Expenses........................................................ 27
  10.2   Further Assurances.............................................. 27
  10.3   Notices......................................................... 27
  10.4   Successors...................................................... 28
  10.5   Entire Agreement; Amendment..................................... 28
  10.6   Waiver of Compliance............................................ 28
  10.7   Gender; Number; Definition...................................... 28
  10.8   Governing Law................................................... 29
  10.9   Attorney's Fees and Costs....................................... 29
  10.10  Counterparts.................................................... 29
  10.11  Public Communications........................................... 29
  10.12  No Third Party Beneficiaries.................................... 29

                                    EXHIBITS


EXHIBIT A          Form of Employment Agreement

EXHIBIT B          Form of Noncompetition and Confidentiality Agreement

EXHIBIT C          Financial Information


                                    SCHEDULES


Schedule 1.1(a)             Tangible Assets and Book Values
Schedule 1.1(b)             Receivables
Schedule 1.1(d)             Intellectual Property
Schedule 1.1(f)             Customer Deposits
Schedule 1.2                Notes Payable by Affiliates
Schedule 1.3                Liabilities
Schedule 1.3(a)             Assumed Contracts
Schedule 1.3(b)             Leases
Schedule 1.3(c)             Other Assumed Liabilities
Schedule 3.4                Absence of Changes
Schedule 3.5                Litigation
Schedule 3.6                Consents
Schedule 3.7                Liens
Schedule 3.8                Permits
Schedule 3.11               Defaults on Contracts
Schedule 3.12               Benefit Plans; Employment Agreements
Schedule 3.14               Insurance
Schedule 3.17               Related Party Transactions
Schedule 8.4(a)             Core Employees
Schedule 8.4(b)             Leased Employees
Schedule 8.4(c)             Temporary Employees

                            ASSET PURCHASE AGREEMENT



                This ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of July 23, 1996 and is entered into among COMARCO, INC., a California corporation ("Comarco"), CoSource Solutions, Inc., a California corporation ("Buyer"), R.A.L. CONSULTING AND STAFFING SERVICES, INC., a California corporation ("Seller") and ROBERT A. LOVINGOOD, an individual ("Lovingood" or "Shareholder").

                WHEREAS, Seller is engaged in the provision of temporary employment and consulting and staffing services and is headquartered in the Victorville, California area (the "Business");

                WHEREAS, Buyer and Comarco desire to acquire, and Seller desires to sell, substantially all of the assets associated with the Business;

                WHEREAS,   as  a  condition  to  closing  of  the   transactions
contemplated hereby, Buyer will require Shareholder to execute and deliver an employment agreement and a noncompetition and confidentiality agreement; and

                WHEREAS, Comarco will agree to guarantee all of the obligations of Buyer hereunder;

                NOW, THEREFORE, in consideration of the mutual agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

I.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, as defined below, Seller shall sell, transfer, convey, assign and deliver to Buyer, free and clear of any and all liens, pledges, claims, security interests, encumbrances, charges, restrictions or liabilities of any kind (collectively, "Liens") and Buyer shall purchase, acquire and accept from Seller all of Seller's right, title and interest in and to the assets of Seller as of the Closing Date (collectively, the "Purchased Assets") except the Excluded Assets (as defined below) including, but not limited to, the following:

                    (a) All of the equipment, computer hardware and software, fixed assets, supplies and furniture listed and described on Schedule 1.1(a) ("Tangible Assets");

                    (b) All accounts and notes receivable, excluding however, notes payable from affiliates listed on Schedule 1.2 ("Receivables"), including without limitation, the Receivables specifically identified on Schedule 1.1(b);

                    (c) All agreements, whether oral, written or in the form of work orders or purchase orders, contracts, real or personal property leases and licenses to which Seller is a party ("Contracts"), which Buyer has agreed to assume pursuant to Section 1.3 hereof;

                    (d) All trade names, telephone numbers, intellectual property and other intangible rights of whatever nature used in connection with or pertaining to the Business (as more particularly defined in Section 3.9 hereof, the "Intellectual Property"), including without limitation (i) the names "R.A.L. Consulting and Staffing Services" "Hi Desert Personnel," any derivations thereof and any other trade or "DBA" names used in the Business, and (ii) any rights to use the Intellectual Property of others, such as software license agreements, all of such Intellectual Property being listed and described on
Schedule 1.1(d);

                    (e) All goodwill, customer lists, supplier lists, employee lists, records or contacts, sales files, business development information, databases, price lists and pricing schedules, sales literature, technical literature, information and know-how relating to the Business, licenses to conduct the Business (to the extent transferable), trade association or other memberships (to the extent transferable), and any other books, drawings, specifications, documents, instruments and records used by Seller to conduct the Business (collectively, the "Other Assets"); and

                    (f) All rights in and to Customer deposits, all of such customer deposits being listed and described on Schedule 1.1(f).

                In addition, as a Condition to Closing the transactions contemplated hereby, Buyer will require execution of the Employment Agreement (defined below) and the Noncompetition and Confidentiality Agreement (defined below).

I.2 Excluded  Assets.  Buyer shall not acquire any (a) cash;  (b) bank accounts;
(c) proceeds, rights or liabilities associated with Seller's class action lawsuit against the State Compensation Insurance Fund of California, Orange County Superior Court No. 725063; (d) all rebates, reimbursements, dividends or returns as a result of premiums or surcharges for Worker's Compensation insurance coverage paid by Seller prior to the Closing Date; or (e) notes payable to the Seller from affiliates listed and described on Schedule 1.2 (collectively, "Excluded Assets"). The Purchased Assets and Excluded Assets are collectively referred to herein as "Assets".

I.3 Assumption of Liabilities. Buyer shall assume the accrued and unpaid liabilities of Seller shown on the most recent balance sheet of Seller, and incurred since the date thereof in the ordinary course of business consistent with past practice, except for tax liabilities and notes payable to affiliates of Seller, to the extent and only to the extent such liabilities are specifically listed and described on Schedule 1.3 to be delivered to Buyer by Seller two business days prior to the Closing. In addition, Buyer shall assume the liabilities of Seller under the Contracts listed on Schedule 1.3(a) hereto, the lease obligations listed on Schedule 1.3(b) hereto, any liabilities in respect of the customer deposits shown on Schedule 1.1(f), and those liabilities in respect of employees and other liabilities specifically listed and described on Schedule 1.3(c) hereto (together, the "Assumed Liabilities"). Except for the Assumed Liabilities listed on Schedules 1.3 and 1.3 (a), (b) and (c), Buyer and Comarco expressly do not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any of the liabilities, obligations or commitments of Seller or related in any way to the operation of the Business prior to the Closing Date of any nature whatsoever, whether presently outstanding or arising after the date hereof. Without in any way limiting the foregoing, Buyer and Comarco expressly do not and shall not assume any liability or obligation:

                    (a) for taxes of any kind, including taxes payable by reason of the transactions contemplated hereby;

                    (b) for any interest, fines, penalties or refunds required to be made as a result of any failure of Seller or the Business to comply (prior to the date of the Closing) with any law, statute, regulation, ordinance or order to which it was subject;

                    (c) for any refunds or adjustments to which customers of Seller may be entitled in connection with the operation of the Business prior to the Closing, other than with respect to customer deposits acquired by Buyer;

                    (d) unless otherwise listed on Schedule 1.3(c), arising out of Seller's or its principals', agents', representatives', or employees' negligence, or other misconduct, or out of litigation or other claims arising from the conduct of the Business on or prior to the date of the Closing, including without limitation all such claims identified on Schedule 3.5;

                    (e) for any fees payable to De Bellas & Co. or any other broker or finder in connection with the transactions contemplated hereby;

                    (f) under any relevant laws, contracts or otherwise relating to current or former employees of Seller or the Business and periods prior to the Closing Date, or under any employee benefit plans, or as a result of the operation, prior to or on the Closing Date, of any Benefit Plan (as that term is defined in Section 3.12 below) maintained by Seller or the Business;

                    (g) relating to or arising out of Excluded Assets; or

                    (h) all liabilities to all employees (as that term is broadly defined herein) arising out of or related to events occurring or actions taken prior to the Closing Date.

I.4 Consideration. The consideration delivered at Closing for the sale, assignment, transfer and delivery of the Purchased Assets, and the execution of the Employment Agreement and Noncompetition and Confidentiality Agreement (the "Purchase Price") shall be:

                    (a) the net book value of the Tangible Assets of Seller, as of the Closing, the estimated value of which is shown on Schedule 1.1(a) for each item thereon, plus the estimated net book value (net of reserves for doubtful accounts) of the Receivables shown on Schedule 1.1(b), minus the estimated book value of the Assumed Liabilities as shown on Schedule 1.1(f),
Schedule 1.3 and Schedule 1.3(c) (the total being the "Estimated Value"). Validation of book value shall be based on a review of Seller's financial records by Buyer. Seller may assign its representatives to work with the Buyer to obtain a valuation of the Purchased Assets and Assumed Liabilities;

                    (b) $400,000 (together with the sum of the items listed in subsection (a), the "Cash Purchase Price"), payable as follows:

                         (i) $300,000 payable at Closing; and

                         (ii) $100,000 plus or minus the Adjustment  Amount,
payable sixty days after Closing.

                    The Adjustment Amount is calculated as follows: No later than sixty days after the Closing, Seller and Buyer shall agree on final Schedules 1.1(a), 1.1(b), 1.1(f), 1.3 and Schedule 1.3(c), each schedule showing the information required hereunder and the values thereof as of the Closing Date. The Adjustment Amount, positive or negative, is the difference between the Estimated Value used to calculate the Cash Purchase Price and the actual value of the Tangible Assets plus Receivables, minus the Assumed Liabilities, as shown on the final schedules.

                (c) In addition, Buyer or Comarco shall pay Seller $1,200,000 plus or minus adjustments in three annual installments (the "Installment Payments"). The amount due and payable (the "Payment Amount") with each Installment Payment will be determined based upon reported earnings of Buyer before interest and taxes adjusted as described in subsection (iv) hereof ("Adjusted EBIT"). Each Installment Payment will be due and payable on or before ninety days after each period, described below (the "Payment Date"). The Payment Amount for each Installment Payment will be calculated as set forth below:

                    (i) First Installment Payment. If Adjusted EBIT of the Buyer, for the four fiscal quarters ending July 31, 1997 (the First Installment Payment Period), is equal to or greater than $400,000, then Buyer or Comarco will pay Seller $400,000 on or before the next Payment Date.

                If Adjusted EBIT is equal to or less than $400,000, then the Payment Amount for the first Installment Payment will be the lesser of $400,000 or the Adjusted EBIT. If the Payment Amount is less than $400,000, then the difference between the Payment Amount and $400,000 shall be termed the First Shortfall Amount.

                    (ii) Second Installment Payment. If Adjusted EBIT of Buyer, for the four fiscal quarters ending July 31, 1998 (the Second Installment Payment Period), is equal to or greater than $400,000 then, Buyer or Comarco will pay Seller the greater of $400,000 or $400,000 plus any First Shortfall Amount, but in any event, the Payment Amount will not be more than Adjusted EBIT reported for the Second Installment Payment Period. If the Payment Amount is less than $400,000 plus the First Shortfall Amount, then the unrecovered portion is the Second Shortfall Amount.

                If Adjusted EBIT is equal to or less than $400,000 then the Payment Amount will be the lesser of $400,000 or the Adjusted EBIT reported for the Second Installment Payment Period. If the Payment Amount is less than $400,000, then the Second Shortfall Amount shall be the difference between the Payment Amount and $400,000, plus the First Shortfall Amount, if any.

                    (iii) Third Installment Payment. If Adjusted EBIT of Buyer, for the four fiscal quarters ending July 31, 1999 (the Third Installment Payment Period), is equal to or greater than $400,000 then, Buyer or Comarco will pay Seller the greater of $400,000 or $400,000 plus the Second Shortfall Amount, but in any event, the Payment Amount will not be more than Adjusted EBIT reported for the Third Installment Payment Period. If Adjusted EBIT is equal to or less than $400,000, then the Payment Amount will be the lesser of $400,000 or the Adjusted EBIT reported for this period.

                    (iv) Calculating Adjusted EBIT. EBIT is equal to operating earnings of Buyer before interest and taxes, as determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied by Comarco. EBIT will not reflect any expenses of Buyer related to the transaction contemplated hereby or depreciation or amortization of intangible assets or goodwill acquired by Buyer herein. Adjustments are then made to EBIT (Adjusted
EBIT) for purposes of calculating Installment Payments, calculated as follows:

                    (1)  Calculating  Adjustment to EBIT for Corporate  Charges:
"Corporate Charges" are Charges assessed to Buyer by Comarco for administrative services, corporate synergy and corporate resources. In accordance with GAAP as applied by Comarco, Corporate Charges are accounted for as an operating expense and deducted from Gross Revenue to calculate EBIT.

                For purposes of this calculation, Corporate Charges will be the lesser of actual Corporate Charges or a percentage of Buyer's Gross Revenue (Adjusted Corporate Charges) in each Installment Period as follows: 1.5% in year one, 1.75% in year two, and 2% in year three. Any Corporate Charges in excess of these percentages will be added back in the calculation of Adjusted EBIT so that the maximum deducted is the percentage.

                    (2) Calculating the Adjustment to EBIT for Losses Related to Approved Expansion Activity: Any approved expenditures made by Buyer to expand its geographic coverage or types of services offered may result in operating losses. Profit center accounting, using Generally Accepted Accounting Principles as consistently applied by Comarco, will be used to determine the amount of operating losses, if any, related to an Approved Expansion Activity. These losses, if incurred, will be added back to EBIT to calculate Adjusted EBIT.

                An  Approved   Expansion  Activity  is  determined  as  follows:
Lovingood is responsible for preparing a Business and Marketing Plan (the "Business Plan"), as described in the Employment Agreement. In the Business Plan, and in any subsequent update thereto (approved in writing by Comarco), Lovingood is required to delineate any expenses and revenues he expects Buyer to incur for the sole purpose of expanding Buyer's geographic coverage or expanding the type of services offered by Buyer. The Business Plan proposing an expansion activity must be reviewed with and approved by Comarco, in writing, before any losses can be added back to Buyer's EBIT for the purpose of calculating Adjusted EBIT.

                    (3) Example format for calculating Adjusted EBIT is as follows:

            (a)      EBIT (GAAP) for any Installment Payment Period
            (b) Plus actually-expensed Corporate Charges deducted to calculate EBIT
            (c)      Less Adjusted Corporate Charges
            (d)      Plus any losses from an Approved Expansion Activity.


                           (v)      Offset for Indemnity Claims.

                    (1) Any indemnification obligation of Seller arising under Sections 7.2 or 8.4(c) of this Agreement may, at Buyer's or Comarco's option, be offset against the Installment Payments due hereunder. Such offset shall not be Buyer's or Comarco's sole recourse against Seller or Shareholder in respect to Seller's obligations to indemnify Buyer or Comarco.

                    (2) For the purposes of this subsection 1.4(c)(v), Buyer and Comarco shall make Installment Payments as scheduled unless (x) a claim for which Comarco or Buyer would be entitled to indemnification is threatened or asserted in writing against Comarco or Buyer by a third party (a "Third-Party Claim") or (y) a claim for indemnification is otherwise asserted against Seller by Buyer or Comarco in writing. With respect to a particular Third-Party Claim, the amount which may be withheld from an Installment Payment shall be:

                    A. Where Seller undertakes the defense of the Third-Party Claim, the amount withheld shall be up to One Hundred percent (100%) of the Loss (as estimated by Buyer or Comarco in good faith) until such time as Seller's indemnification obligation is finally determined or the Third-Party Claim is withdrawn, released, compromised or otherwise disposed of so as to eliminate Buyer's and Comarco's right to indemnification as to the Third-Party Claim.

                    B. Where Seller fails to undertake the defense of any such Third-Party Claim, the amount withheld shall be up to One Hundred percent (100%) of the Loss (as estimated by Buyer or Comarco in good faith) until such time as Seller's indemnification obligation is finally determined or the Third-Party Claim is withdrawn, released, compromised or otherwise disposed of so as to eliminate Buyer's and Comarco's right to indemnification as to the Third-Party Claim.

                    C. If a Third-Party Claim is not tendered to Seller for defense and the amount of the intended withholding specified, within fifteen
(15) days of its assertion in writing, Buyer and Comarco shall not withhold from the next Installment Payment, provided, however, that Buyer and Comarco may offset against an Installment Payment if such tender occurs after such fifteen
(15) day period if Seller's ability to contest the Third-Party Claim is not materially prejudiced thereby, provided, further, that Buyer or Comarco shall not withhold if the Third Party Claim is not tendered to Seller within thirty
(30) days of its assertion in writing.

                    D. If Buyer or Comarco assert in writing that they are entitled to indemnification hereunder without reference to a Third-Party Claim due to a breach by Seller of any of Sections 3.1-3.20, 4.1-4.8, or 8.3.-8.6, then One Hundred percent (100%) of the amount claimed by Buyer or Comarco may be withheld from the next Installment Payment.

                    E. Buyer and Comarco shall remit to Seller any amount withheld from an Installment Payment as an offset under this subsection 1.4(c)(v) which is not applied to Seller's indemnification obligation together with interest at the annual rate of eight percent (8%) on the total amount withheld from the date that the amount should have been paid as part of an Installment Payment. Such repayment shall be made within five (5) days from the expiration of Buyer's and Comarco's right to withhold the offset amount under this paragraph.

                    F. Seller and Shareholder may, but shall not be obligated to, in Seller and Shareholder's sole and complete discretion and at their own cost and expense, post a bond in the amount to be withheld under paragraph A, B or D above naming Comarco as sole payee thereunder. Upon the delivery of such bond, Buyer and Comarco shall cease to withhold any offset and/or make the full Installment Payment on the Payment Date.

                    (3) Upon tender of any claim to which Buyer and Comarco are entitled to offset under paragraph A, B or D above, Seller and Shareholder shall have full authority and discretion in the proceeding, settlement, compromise or other disposition of the claim, provided only that any settlement or compromise shall expressly identify Buyer and Comarco as a named party released from all liability and notice thereof shall be given to Comarco as provided herein.

                    (vi) Modification of Installment Payments. Modifications to Installment Payments shall not occur unless the procedure is described in this Agreement. Buyer's and Comarco's obligations to make Installment Payments under the terms of this agreement will be modified if Seller, Shareholder, or their affiliates, successors and assigns (collectively referred to as Seller) violate the Noncompetition and Confidentiality Agreement, or if Lovingood terminates his employment with Buyer or Comarco prematurely. Premature termination would occur under one of the termination clauses set out in section 5 of the Employment Agreement.

                    (1) Modification for Violation of Non Compete Agreement. If Seller or Lovingood is in breach in any respect of the Noncompetition and Confidentiality Agreement, then in that event, no further Installment Payments will be required of Buyer or Comarco as a measure of the detrimental impact on the value of the Business. Seller and/or Lovingood mutually agree to pay back any and all payments made by Buyer or Comarco to Seller or Lovingood during such time as either of them was in breach of the Noncompetition and Confidentiality Agreement, without the actual knowledge of the President of Comarco. Buyer or Comarco will be entitled to recover these payments, at any time it becomes aware of any such breach of the Noncompetition and Confidentiality Agreement, even if Comarco does not become aware of the breach until after all payments required by this Purchase Agreement have been made. The modification described in this subparagraph shall not limit Buyer's or Comarco's damages in event of such a breach or limit their rights to avail themselves of any other remedy, provided, that a court may treat such modification as payment of all or a portion of any damages awarded.

                    (2) Modification for Lovingood's Decision to Terminate. Premature termination by Lovingood in accordance with subsection 5.1 of the Employment Agreement would require Buyer or Comarco to continue Installment Payments during the notice period. Buyer or Comarco would be obligated to make one more installment payment after Employee leaves, provided there is no violation of paragraph 1.4(vii)(1) above, before the payment is to be made. This payment would be due and payable at the next normal Installment Payment Date. The amount paid would be calculated in the normal fashion, i.e. based on Adjusted EBIT for the year of termination, except that if Lovingood leaves prior to the end of an Installment Payment Period, then a $100,000 deduction shall be made in the next Installment Payment. No further Installment Payments would thereafter be required of Buyer or Comarco.

                    (3) Modification for Comarco's Decision to Terminate Without Cause. (Subsection 5.2 of Employment Agreement). In the event Lovingood is terminated without cause, Installment Payments would continue unchanged until the notice period expires. On the termination date, the remaining balance on the $1,200,000 deferred purchase price of the Assets under Section 1.4(c) will become due and payable in 12 equal monthly installments beginning one month after the termination date and continuing in consecutive payments until fully paid.

                    (4) Modification of Installment Payments for Termination With Cause. (Subsection 5.3 of the Employment Agreement). In the event Lovingood is terminated for cause, no further Installment Payments will be made as a measure of the detrimental impact on the value of the Business.

                    (5) Modification of Installment Payments for Termination Due to Poor Performance. (Subsection 5.4 of the Employment Agreement). In the event Lovingood is terminated for poor performance, after the termination date Installment Payments will be made on each remaining Payment Date in an amount equal to 100% of the Installment Payment last made prior to termination.

                    (6) Modification of Installment Payments for Termination Due to Death or Disability. (Subsection 5.5 of the Employment Agreement). In the event Lovingood is terminated due to death or Disability (as defined in the Employment Agreement), the remaining balance on the $1,200,000 deferred purchase price of the Assets under Section 1.4(c) will be paid to Lovingood or his designee in full by Buyer or Comarco. If Buyer obtains insurance for these eventualities and the beneficiary is Lovingood or his designee, the benefits to be received under the insurance policy will satisfy all or a portion of Buyer's and Comarco's obligations under this subparagraph.


I.5 Closing. Unless this Agreement shall have been terminated and the purchase of the Purchased Assets contemplated hereby shall have been abandoned by the mutual agreement of the parties hereto, the closing (the "Closing") will be held at the offices of Riordan & McKinzie in Los Angeles, California on August 1, 1996 or such other date as the parties hereto mutually agree to (the "Closing Date") and the Closing shall be deemed to have occurred at 12:01 a.m. on such date.

I.6             Deliveries at Closing.at Closing

                    (a) Seller Deliveries. At the Closing, Seller will deliver to Buyer:

     (i) assignments, bills of sale or other documents to transfer title to the Purchased Assets;

    (ii)         the certificate described in Section 5.1 hereof;

   (iii)         the Employment Agreement;

    (iv)         the Noncompetition and Confidentiality Agreement; and

     (v) such other documents, instruments or certificates as Buyer may reasonably request.


                    (b) Buyer Deliveries.  At the Closing, Buyer will deliver to
Seller:

     (i) any assumption agreements necessary for Buyer to take title to the Purchased Assets and assume the Assumed Liabilities;

    (ii)         the certificate described in Section 6.1 hereof;

   (iii) the portion of the Cash Purchase Price payable at Closing in immediately available funds;

    (iv)         the Employment Agreement;

     (v)         the Noncompetition and Confidentiality Agreement; and

    (vi) such other documents, instruments or certificates as Seller may reasonably request.


                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF BUYER AND COMARCO

                Buyer and Comarco represent and warrant to and agree with Seller as follows:

II.1 Due Authorization and Execution. Buyer and Comarco have the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All necessary corporate action on the part of Buyer and Comarco has been or will be taken by the date of the Closing in order to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and all documents executed in connection with this Agreement have been duly and validly executed and delivered by Buyer and Comarco and, assuming due execution and delivery by Seller and Shareholder of them, constitute valid and binding obligations of Buyer and Comarco enforceable against them in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the general enforcement of creditors rights.

II.2 Organization, Authority and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Comarco is a corporation duly incorporated, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

II.3 Fees, Commissions and Expenses. Comarco is not obligated to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

II.4            Consents, Violations and Authorizations.orizations

                    (a) Buyer is not a party to or bound by any deed of trust, lease, contract, agreement, license, order, judgment or decree, which would require the consent of another party to the execution of this Agreement, or the consummation of the transactions contemplated hereby.

                    (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, any deed of trust, lease, contract, agreement or license which Buyer, its properties or assets are parties to or (iii) violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer, its properties or assets, other than such conflicts, violations or defaults which individually or in the aggregate would not have a material adverse effect on Buyer and Comarco, taken as a whole, or on the ability of Buyer to consummate the transactions contemplated by this Agreement.


                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

                Seller and Shareholder jointly and severally represent and warrant to Buyer and Comarco as follows:

III.1 Due Authorization and Execution. Seller has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All necessary corporate action on the part of Seller, including any shareholder approval, has been taken in order to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and all documents executed in connection with this Agreement have been duly and validly executed and delivered by Seller and Shareholder and, assuming due execution and delivery by Buyer and Comarco, where applicable, constitute valid and binding obligations of Seller and Shareholder enforceable against them in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the general enforcement of creditor's rights.

III.2 Organization, Authority and Qualification of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Seller has all requisite corporate power and authority to own, operate and lease the assets and properties of the Business and to carry on the Business as now conducted. Seller is duly qualified or licensed to do business as a foreign corporation and in good standing in all jurisdictions in which Seller's ownership of property or the conduct of the Business requires such qualification.

III.3 Financial Information; Liabilities. Seller and Shareholder have signed as a true and correct copy and delivered to Comarco a complete set of Financial Statements (including a Balance Sheet and Income Statement), prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied (except that interim financial statements do not contain all of the footnote disclosure required by GAAP), for the fiscal year ending December 31, 1995 and for the five-month period ending May 31, 1996. This Financial Information will be attached hereto as Exhibit C. Seller and Shareholder represent and warrant that this Financial Information presents fairly the financial condition, results of operations and cash flows of the Business as of the dates indicated thereon, and has been prepared in accordance with the books and records of Seller. As of the date hereof and the Closing Date, except (a) as reflected in the Financial Information or (b) as disclosed to Buyer in writing, the Seller has no obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise), which in accordance with generally accepted accounting principles consistently applied, should have been disclosed in the Financial Information and were not. All liabilities shown on the Financial Information or to be assumed by Buyer have been incurred in the ordinary course of business consistent with past practices and not in breach of any representation or warranty contained herein and do not result from, or arise out of breach of contract, breach of warranty, tort, infringement, or violation of law. Seller has maintained and will, until the date of the Closing, continue to maintain complete and accurate customer lists, employee contact lists, sales files, price lists, pricing schedules, databases, sales literature, and all other books and records relating to the Business.

III.4 Absence of Certain Changes. Except as set forth on Schedule 3.4, since December 31, 1995 there has not been:

                    (a) any event that has resulted or could result in a material adverse effect on the financial condition, results of operations, properties, assets or prospects of Seller or the Business;

                    (b) sale, assignment or transfer of any of the material assets of the Seller, other than in the ordinary course of business, consistent with past practice;

                    (c) amendment, cancellation or termination of any Contract (as defined in Section 3.14 hereof), license or other instrument material to Seller, except in the ordinary course of business, or execution of any operating or capital lease or lease for real property, or entry into any other material agreement;

                    (d) failure to repay any material obligation of Seller;

                    (e) increase in the compensation payable or to become payable to officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or in any severance or termination pay, except for increases in the ordinary course of business, consistent with past practice or as required by law or any existing agreement and except for cost of living adjustments and other increases consistent with past practice; or

                    (f) granting of any bonus, incentive compensation, service award or other like benefit to any officer, or granting of any bonus, incentive compensation, service award or other like benefit to any employee except in the ordinary course of business consistent with past practice.

                Since such date, Seller has: (i) carried on the business in the ordinary course and has not entered into any extraordinary contracts or agreements or instituted or changed in any material respect its methods of management or operation; and (ii) maintained all pricing for the services provided in connection with the Business at normal levels and has increased and decreased prices only in the usual and ordinary course and has not offered any price reductions, discounts or rebates or agreed to provide services at less than cost other than in the usual and ordinary course.

III.5           Litigation.Litigation

                    (a) Except as set forth on Schedule 3.5, there is no claim, action, suit, proceeding or investigation pending or threatened against Seller, Shareholder, or the Business, at law or in equity, before any federal, state, municipal or other governmental authority or instrumentality; nor does Seller or Shareholder know of any reasonably likely basis for any such action, suit, proceeding or investigation, the result of which could adversely affect Seller, the Business or the transactions contemplated hereby.

                    (b) There is no judgment, decree, injunction, or order of any public body or governmental authority outstanding against Seller or the Business.

III.6           Consents, Violations and Authorizations.orizations

                    (a) The consummation of the transactions contemplated by this Agreement will not require the consent of another party, except as shown on
Schedule 3.6.

                    (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of Seller, (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, any deed of trust, lease, Contract, agreement or license which Seller, its properties or assets or the Business are parties to or subject to or (iii) violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, its properties or assets or the Business.

III.7           Title to Assets; Condition. Condition

                    (a) Seller owns and has and is able to convey good and marketable title to, all of the Purchased Assets, except for those Purchased Assets which are leased, as to which Seller holds such assets under valid leases which may be assigned to and assumed by Buyer under their terms. All such Purchased Assets are free and clear of any conditions or restrictions on transfer or assignment (except for any applicable consents) and, except as shown on Schedule 3.7, of any and all Liens.

                    (b) Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good, valid and marketable title to the Purchased Assets to be transferred to Buyer hereunder, except for those Purchased Assets which are leased, which Buyer will hold under valid leases, free and clear of any and all Liens. The Purchased Assets are all of the operating assets of Seller, are adequate for the conduct of the Business, are in good condition and working order, and fit for their intended use, and have been subject only to ordinary wear and tear.

                    (c) Seller does not have any subsidiaries and does not own an equity interest in any other business entity.

III.8 Compliance with Law; Permits. Seller has complied with all federal, state or local laws, ordinances, regulations or orders, including without limitation any applicable health, environmental, sanitation, occupation, equal employment opportunity, labor relations or similar laws, ordinances, regulations or orders, ("Laws") and has not received any complaint from any governmental authority and, to Seller's and the Shareholder's knowledge, none is threatened alleging that Seller has violated any such Law. Seller has no liability under any Laws. Seller owns, possesses and maintains in full force and effect all licenses, permits and other authorizations required by law in connection with the operation of the Business, and such permits are listed on Schedule 3.8.

III.9           Intellectual Property.l Property

                    Seller owns or has the right to use all trade names, customer and contact lists and other trade rights in which the Seller has any interest and are material to the conduct of the Business (collectively, "Intellectual Property"). Schedule 1.1(d) contains an accurate and complete description as of the date hereof of all Intellectual Property, used in whole or in part in connection with the Business. Seller is, and at the Closing will be, the sole and exclusive owner of, with the sole and exclusive right to use and to transfer, and the capability to transfer the Intellectual Property listed in
Schedule 1.1(d), free and clear of any Liens. No person or entity has asserted or, to the best knowledge of the Seller or the Shareholder, threatened to assert, any claim or made any demand with respect to the right to the Intellectual Property set forth in Schedule 1.1(d) or the right to use the same, and no proceeding has been instituted, or is pending, or, to the best knowledge of the Seller or the Shareholder, is threatened, which challenges the exclusive right thereto of the Seller.

III.10 Fees, Commissions and Expenses. Except for fees payable to De Bellas & Co., which are the sole obligation of Seller, Seller is not liable for or obligated to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

III.11 Contracts. Seller has heretofore made available to Purchaser true and complete copies of all Contracts, including all material amendments and modifications with respect thereto, and all Contracts are listed on Schedule 1.3(a). Each Contract is in full force and effect; no waiver, indulgence or postponement of Seller's or other party's obligations thereunder have been granted; Seller is not in breach or default of its obligation under such Contracts, and, except as set forth on Schedule 3.11, has not given notice of nor is aware of any breach or default by any other party to a Contract. Each Contract may be assigned to and assumed by Buyer.

III.12          Employees. Employees

                    (a) Except as set forth on Schedule 3.12, Seller is not obligated under any employment contract or any plan for the benefit of employees. Each such benefit plan complies in all respects with all applicable laws and regulations, including, but not limited to, the health care continuation obligations imposed by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). For this purpose, the term "Benefit Plan" shall mean all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive, salary continuation, and other compensation arrangements. All costs of administering the plans and contributions required to be made to each Benefit Plan under ERISA, the Internal Revenue Code ("Code") or any other applicable law have been timely made. All amounts properly accrued to date as liabilities of the Seller under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current fiscal year of the plan have been recorded on the books of the Seller. Seller is not and has never been a party to any Multiemployer Plan or to any defined Benefit Plan, as those terms are defined in ERISA. No Benefit Plan, Contract, license, order, judgment or decree would prevent Buyer from (i) hiring on an at-will basis any employee of Seller on the Closing Date or (ii) entering into the Employment Agreement, in either event without cost to Buyer or Comarco other than salary, taxes and benefits agreed upon by Buyer and an employee. Buyer and Comarco will have no liability arising out of the termination of any employee or independent contractor by Seller on or prior to the Closing Date, including without limitation liability for benefits earned by any employee but unpaid, including accrued vacation and sick time except to the extent such liabilities are Assumed Liabilities. Buyer and Comarco will have no liability under laws requiring prior notice of termination, such as the Federal Worker's Adjustment and Retraining Notification ("WARN") Act. Buyer and Comarco will have no liability as a result of the operation of any Benefit Plan on or prior to the Closing Date, including liability for providing health care continuation coverage pursuant to Code
Section 4980B and/or COBRA with respect to individuals whose Qualifying Events (as that term is defined in COBRA) occur on or before the Closing Date.

                    (b) Seller is not party to any collective bargaining agreement.

                    (c) Seller has complied (to the extent applicable) with the Americans With Disabilities Act, ERISA, COBRA, the Family and Medical Leave Act of 1993, and all other applicable laws.

III.13 Taxes. All payroll, withholding, property, exercise, sales, use and transfer taxes, or other tax of whatever nature ("Taxes") imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority that are due and payable by Seller prior to the Closing have been paid in full, or will be so paid prior to the Closing. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Business or Assets.

III.14 Insurance. Schedule 3.14 contains a list of all policies of insurance maintained by Seller (showing as to each policy or binder, the carrier, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided), which list is true, complete and accurate in all material respects as of the date hereof. Seller is not in default with respect to its obligations under any such policies.

III.15 Client and Supplier Relationships. Neither Seller nor Shareholder have any information which might reasonably indicate that any of Seller's clients, customers, employees, or suppliers intends to cease retaining or utilizing Seller's services, or dealing with Seller in the manner in which such transactions have previously occurred, nor has any information been brought to the attention of Seller or Shareholder which might reasonably lead any of them to believe that any client, customer, employee, or supplier intends to alter in any significant respect the amount of such retention or utilization or the extent of its dealings with Seller or would alter in any significant respect any such retention, utilization or dealings in the event of the consummation of the transactions contemplated hereby.

III.16 No Agreements to Sell. Except as contemplated by this Agreement, neither Seller nor Shareholder has any legal obligation, absolute or contingent, to any other person, firm or entity to sell capital stock, material Assets or Business of Seller or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other business combination involving Seller or to enter into any agreement with respect thereto.

III.17 Related Party Transactions. Except as disclosed on Schedule 3.17, Seller has not engaged in any transactions with, nor made loans to or become indebted to, Shareholder, any member of Shareholder's family, or any business or entity controlled by Shareholder or his family, and each such transaction was on terms no less favorable to Seller than would have been available from an unaffiliated third party at the time such transactions were entered into.

III.18 Accounts Receivable. All Receivables are reflected properly in the books and records of Seller and Schedule 1.1(b) shows Receivables as of July 12, 1996. All Receivables since such date have accrued in the ordinary course of business. All Receivables are valid accounts receivable, net of any applicable reserves for doubtful accounts, which reserves provide a reasonable estimate of doubtful accounts and were calculated in accordance with GAAP and consistent with past practices. All Receivables that exist as of the Closing, net of any applicable reserves for doubtful accounts, which reserves provide a reasonable estimate of doubtful accounts and were calculated in accordance with GAAP and consistent with past practices, will be collectible in full by Buyer within nine months after the Closing at the aggregate recorded amounts thereof as reflected in the books and records of Seller. There are no refunds, rebates, discounts or other adjustments payable with respect to the Receivables.

III.19 R.A.L. Leasing Consultants. R.A.L. Leasing Consultants, Inc. ("Leasing") is an inactive corporation as that term is used in the California Corporations Code. All of the assets and business rights of Leasing have been transferred to Seller and will be acquired by Buyer upon consummation of the transactions contemplated hereby.

III.20 Full Disclosure; Reliance. No representation or warranty by Seller and Shareholder in this Article III or in any other Article of this Agreement or any schedule, exhibit, certificate or other document furnished or to be furnished by Seller or Shareholder to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading.


                                   ARTICLE IV
                       CONDUCT OF BUSINESS PENDING CLOSING

                From the date of this Agreement until the Closing, Seller and Shareholder covenant that, except as otherwise consented to in writing by Buyer, they shall either satisfy or cause to be satisfied the following:

IV.1 Ordinary Course. Seller shall (a) carry on the Business in the ordinary course in substantially the same manner as heretofore conducted, (b) not institute or use any unusual or novel methods of management or operation that vary materially from those used by Seller with respect to the Business as of the date hereof, (c) maintain all pricing for all services at normal levels, (d) increase or decrease prices for all services only in the usual and ordinary course, (e) not offer price reductions, discounts or rebates on services or provide services at less than cost other than in the usual or ordinary course, and (f) preserve intact the present business organization and personnel of the Business and preserve the present goodwill and advantageous relationships of Seller with respect to the Business.

IV.2 No Acquisitions or Dispositions or Sale of Stock. Seller shall not sell, lease or otherwise dispose of any Assets, or acquire any material Assets, other than in the usual or ordinary course. Neither Shareholder nor Seller shall solicit or initiate offers or proposals from, or negotiate or enter into discussion with, any other person or entity relating to sale, mortgage of or other encumbrance upon any of the capital stock of Seller or any Assets or any of the Business, or to any other form of business combination involving Seller, nor shall Shareholder or Seller disclose to any person or entity (other than Buyer or Comarco, or advisors' to Seller or Buyer or Comarco), confidential information relating to Seller, the Business or the Assets. Any unsolicited offer to purchase capital stock or Assets of Seller received by Seller or Shareholder shall be promptly disclosed to Buyer and Comarco. If Seller or the Shareholder breach this covenant, Buyer and Comarco may terminate this Agreement and Seller shall pay Comarco $100,000 as a termination fee to compensate Comarco in part for the expenses it has incurred in connection with the transactions contemplated hereunder.

IV.3 No Encumbrances. Seller shall not create, assume or incur any Lien on any of the Assets other than in the usual or ordinary course.

IV.4 Waiver of Rights. Seller shall not amend, terminate or waive any right of substantial value arising out of or otherwise relating to the Business.

IV.5 Material Agreements. Seller shall not enter into any lease for equipment or real property or any other agreement requiring a payment by Seller that is material to the Business, or agree to any material amendment, modification or termination of any Contract, material agreement or lease.

IV.6 Employees. Seller shall not enter into or amend or modify any employment agreement, nor materially increase the annual level of compensation of any employee, nor increase at all the annual level of compensation of any person whose compensation from Seller in Seller's last preceding fiscal year exceeded $30,000, nor materially alter the Business' obligation to any employee, nor grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, (except in amounts consistent with past practices or existing agreements or formulas, which practices, agreements or formulas have prior to the date of grant been made available to Comarco in writing) or to any officer, director or consultant.

IV.7 Benefit Plans. Seller shall not establish, increase, amend, terminate or otherwise modify any plan for the benefit of employees, and shall make all required contributions to benefit plans to and including the Closing Date.

IV.8 Agreements. Seller shall not commit or agree, whether in writing or otherwise, to take any action prohibited by this Article IV.


                                    ARTICLE V
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

                The obligations of Buyer hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by Buyer but only in writing):

V.1 Representations and Warranties of Seller and Shareholder. All representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; Seller and Shareholder shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed prior to the Closing; and at the Closing, there shall be delivered to Buyer a certificate to such effect signed by an authorized officer of Seller and by Shareholder.

V.2 Absence of Litigation or Investigation. No litigation shall be pending or threatened which could reasonably be expected to impair the ability of the parties to consummate the transactions contemplated hereby.

V.3 Requisite Approvals. All consents of third parties required to transfer the Purchased Assets shall have been obtained. Each lessor under a real property lease to be assigned hereunder shall in addition have delivered an estoppel certificate in a form approved in advance by Buyer. All permits or authorizations as may be required by any regulatory authority having jurisdiction over the parties, the subject matter hereof or actions herein proposed to be taken shall have been obtained, and the Board of Directors and the shareholders of Seller shall have approved the transactions contemplated hereby.

V.4 Due Diligence. Comarco and Buyer shall have to their satisfaction completed any and all due diligence investigations to be conducted in accordance with
Section 8.2 hereof.

V.5 No Material Adverse Change. As of the Closing, there shall not have occurred any material adverse change which would impair the ability of Seller to conduct the Business.

V.6 Employment and Noncompetition Agreements. Shareholder shall have entered into an Employment Agreement with Buyer in substantially the form attached hereto as Exhibit A, at the salary and with the benefits set forth in such Exhibit A and into a Noncompetition and Confidentiality Agreement in the form attached hereto as Exhibit B.

V.7 Resolution of Claims. Seller shall endeavor to resolve and settle all claims against the Business, pending or threatened, prior to Closing. Comarco may elect to cause Buyer to assume liability for any such claim by agreeing to have such claim listed on an updated Schedule 1.3(c) to be delivered at Closing.

V.8 Other Employees.  Seller shall have complied with the Covenants set forth in
Section 8.4 hereof.

V.9 Delivery of Documents. The documents described in Section 1.6(a) hereof shall have been delivered to Buyer.

V.10 Additional Deliveries. Buyer shall have received such other duly and validly executed documents and instruments in connection with the closing of the transactions contemplated hereby as are reasonably requested by it.


                                   ARTICLE VI
                     CONDITIONS TO THE OBLIGATIONS OF SELLER

                The obligations of Seller hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by Seller, but only in writing):

VI.1 Representations and Warranties of Comarco and Buyer. All representations and warranties of Buyer and Comarco contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; Buyer and Comarco shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by them at or prior to the Closing; and at the Closing, Buyer and Comarco shall deliver to Seller a certificate to such effect signed by an authorized officer of each of Buyer and Comarco.

VI.2 Absence of Litigation or Investigation. No litigation shall be pending or threatened which could reasonably be expected to impair the ability of the parties to consummate the transactions contemplated hereby.

VI.3 Delivery of Documents. The documents described in Section 1.6(b) hereof shall have been delivered to Seller.


                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

VII.1 Survival of Representations and Warranties and Related Agreements. The representations and warranties contained in Articles II and III of this Agreement shall survive the Closing hereunder until the date that is four years from the Closing Date and shall continue in effect to such date notwithstanding any investigation by or on behalf of Buyer or Seller after the Closing; provided, however, that the representations and warranties of the Seller and Shareholder set forth at Sections 3.7 (Title to Assets), 3.8 (Compliance with
Law), 3.12 (Employees) and 3.13 (Taxes) shall survive the Closing and continue in effect until the expiration of statute of limitations periods under applicable law.

VII.2           General Indemnification.nification

                    (a) Seller and Shareholder, jointly and severally, agree to indemnify and hold harmless Comarco and Buyer, their officers, directors, employees and any of their affiliates against any and all liabilities, damages, losses, costs or expenses whatsoever, including reasonable fees of counsel and expenses of investigation ("Losses" and individually "Loss") arising out of or resulting from: (i) any breach of any representation, warranty or covenant made by Seller or Shareholder under this Agreement; (ii) the violation or non-performance of any covenant or obligation to be performed by Seller or Shareholder under this Agreement; (iii) any of the liabilities or obligations not assumed by Buyer as set forth in Section 1.3 hereof; (iv) any Losses related to or arising out of the Excluded Assets; (v) the conduct of the Business prior to the date of the Closing; or (vi) any unpaid Taxes arising out of the conduct of the Business or the operation of the Assets prior to the Closing, and any interest or penalties thereon.

                    (b) Buyer and Comarco, jointly and severally, agree to indemnify and hold harmless Seller, Shareholder or any of their affiliates against any and all liabilities, damages, losses, costs or expenses whatsoever, including reasonable fees of counsel ("Losses" and individually a "Loss") suffered or incurred after the Closing by Seller, arising out of or resulting from: (i) any breach of any representation, warranty or covenant made by Buyer or Comarco under this Agreement or (ii) the violation or non-performance of any covenant or obligation to be performed by the Buyer or Comarco under this Agreement.


                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES

VIII.1 Access. Seller and Shareholder agree that Comarco, and its designated representatives, attorneys and auditors or agents, shall have reasonable access to the books of account, financial and corporate records, contracts, tax returns, properties and other assets of Seller relating to the Business and to make copies of such corporate records, reports and other documents as they may request at any reasonable time during regular business hours prior to the Closing, and Seller and Shareholder agree to use their best efforts to cooperate with such persons in conducting such examination. Seller will cause its officers, employees and accountants, as the case may be, to furnish such additional financial and operating data and other information as Comarco may from time to time reasonably request. All benefit plans of Comarco available to those employees of Seller who are employed by Buyer will be made available to Seller.

VIII.2 Availability of Records to Seller. Buyer shall make available to Seller such documents, books, records or information relating to the Business prior to the Closing as Seller may reasonably require after the Closing in connection with any tax determination, defense of any claim against Seller relating to the conduct of the Business prior to the Closing or governmental investigation of Seller. Buyer agrees not to destroy any files or records which are subject to this Section 8.2 without giving reasonable notice to Seller, and within fifteen
(15) business days of receipt of such notice, Buyer may cause to be delivered to Seller the records intended to be destroyed, at Seller's expense.

VIII.3 Name Change. Seller agrees that after the Closing Date, it shall not use or employ in any manner the name "R.A.L. Consulting and Staffing Services", any other of Seller's trade names or "DBA's", or any derivations thereof, and Seller will take and cause to be taken all necessary action by its board of directors, shareholders and any other persons in order to make a change in its name on or before the Closing Date. Buyer commits to use the name "Hi Desert Personnel Services" in its operations after the Closing Date to the extent Lovingood deems it advisable after consultation with Buyer's board of directors.

VIII.4          Other Employees. Employees

                    (a) Seller shall, no later than the date required by law, give notice to each employee of Seller listed on Schedule 8.4(a) ("Core
Employees"), Schedule 8.4(b) ("Leased Employees"), and Schedule 8.4(c) ("Temporary Employees") hereto (collectively, the persons listed on Schedules 8.4(a), (b) and (c) constitute the "Employees"), which schedules have been mutually agreed upon by Buyer and Seller, that such Employee's employment relationship with Seller will cease immediately prior to the Closing. Concurrent with the notice ceasing employment, Buyer agrees to offer employment with Buyer to each Employee, which employment shall commence immediately following the Closing. Each Employee shall be offered employment only on an at will basis and will therefore be subject to discharge by Buyer at any time. Each Core Employee who accepts employment with Buyer shall receive a reasonable (within industry norms) salary, in no event less than the amount listed on Schedule 8.4(a) and approved by Comarco prior to Closing, and the commission and sales incentive programs utilized by Seller for applicable Core Employees will be continued in similar fashion by Buyer, provided that this provision shall not impair Buyer's discretion to alter salaries or benefits of its employees. Each Core Employee shall receive all benefits available to employees of similar rank in the employ of Comarco. Core Employees shall receive credit for time served as an employee of Seller when such benefits are calculated under Comarco's plans. Leased Employees will be provided benefits in accordance with the applicable Contract under which they have been placed. Temporary Employees will only receive those benefits required by law.

                    (b) Seller shall be liable for any costs (including benefits accrued but unpaid or severance benefits, if payable, and liabilities under the WARN Act, if any,) arising from the termination of any Employee of Seller, and all payments to Employees required upon severance shall be made prior to the Closing. Seller shall in addition be responsible for all costs associated with employment and with the operation of the Business through and including the day preceding the Closing Date, including without limitation F.I.C.A. tax liability, workers' compensation premiums and claims made, and employer contributions to any benefit plan, except to the extent such costs are Assumed Liabilities.

                    (c) Seller hereby acknowledges the existence of the WARN Act (29 U.S.C.A. section 2101-2106 inclusive). In order to assure that all employees are provided the notice to which they may be entitled under the provisions of WARN or of any applicable state or local laws, Seller agrees that it shall provide any requisite notice to all employees of the Business of any plant closing or mass layoff resulting from actions taken by Seller prior to the Closing Date, however, under the terms of Section 8.4(a) hereof, no such plant closing or mass layoff is contemplated by this Agreement. Seller shall pay any and all fines, penalties, back pay, benefits and attorneys' fees determined to be owing due to any failure of Seller to comply with any applicable laws, including, without limitation, by failing to provide the required notice to any affected employee of Seller and agrees to indemnify and hold harmless Buyer from any such failure on the part of Seller to comply with such applicable laws, including the costs of providing health care continuation coverage pursuant to Code Section 4980B and/or COBRA.

                    (d) If any Leased Employee of Seller is employed under a Contract, such Contract shall be assigned to Buyer pursuant to Sections 1.1(c) and 1.3(a), assuming receipt of all necessary consents to such assignments.

VIII.5 Consents. Comarco, Buyer, Seller and Shareholder will use their best efforts to obtain all necessary consents and approvals of all other parties (including without limitation, consents required under any Contracts) necessary or advisable in connection with the transactions contemplated by this Agreement. In connection therewith, and in connection with their negotiations for consents, Seller and Shareholder may not offer or consent to any modification or amendment of a Contract without Buyer's prior written consent. Buyer shall have the right to approve the form of consent and the transmittal letter soliciting consents. Seller shall keep Buyer advised of its progress in soliciting consents, and shall obtain written consent to any modification of the agreed-upon form of third party consent.

VIII.6          Taxes and Other Matters.er Matters

                    (a) As soon as practicable following the Closing, but in no event later than thirty (30) days after the close of Seller's tax year, Buyer shall deliver to Seller such information and data as Seller may reasonably request, including such information required by Seller's customary tax and accounting questionnaires, in order to enable Seller to complete and file all federal, state and local returns, schedules, and other documents that may be required to be filed by it and to otherwise enable Seller to satisfy its internal accounting, tax and other requirements with respect to the Assets and the operations of the Business.

                    (b) Payroll withholding and tax reporting with respect to the employees of Seller listed on Schedules 8.4 will be terminated as of the date immediately preceding the Closing Date and Seller will pay over to federal, state and local governments, in accordance with applicable law, all amounts withheld on or prior to the Closing Date, including all amounts withheld with respect to payment of the cash value of employee benefits earned but previously unpaid. Seller also agrees to issue, with respect to the Business, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date. Buyer shall be responsible for all payroll responsibilities resulting from operations on and after the Closing Date.

VIII.7 Guaranty of Comarco. Comarco hereby guarantees all obligations of Buyer hereunder, to the same extent as Buyer is obligated herein.


                                   ARTICLE IX
                                   TERMINATION

IX.1 Termination. This Agreement may be terminated and the asset purchase contemplated herein may be abandoned at any time prior to the Closing:

                    (a) by the mutual consent of Buyer, Comarco and Seller and Shareholder;

                    (b) by Buyer if there is a breach of any of the representations and warranties of Seller or Shareholder or if the Seller or Shareholder fails to perform any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement; provided that in any event the failure of the Shareholder to execute and deliver an Employment Agreement or a Noncompetition and Confidentiality Agreement is hereby deemed material;

                    (c)  by  Buyer  if the  Due  Diligence  investigation  under
Section 8.2 hereof is not completed to its satisfaction;

                    (d) by Seller if there is a breach of any of the representations and warranties of Buyer or Comarco, or if Buyer or Comarco fails to perform any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement; and

                    (e) by either Buyer or Seller, if on or before September 1, 1996, the transactions contemplated by this Agreement shall not have been consummated; provided that neither party may terminate under this Section 9.1 if the failure has been caused by that party's material breach of this Agreement.

                In the event of such termination and abandonment, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement except as provided in Sections
4.2 and 10.1 hereof and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination or abandonment.


                                    ARTICLE X
                               GENERAL PROVISIONS

X.1             Expenses.  Expenses

                    (a) Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense.

                    (b) With respect to the consummation of the transactions contemplated hereby, all recordation, transfer and documentary taxes and fees, and any excise, sales, or use taxes, shall be paid for by Buyer or Comarco.

X.2 Further Assurances. Each party hereto agrees to use such party's best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to perfect or evidence its rights hereunder. All parties will use their best efforts to effect an orderly transfer of good and marketable title to the Purchased Assets being transferred hereunder (including in the collection or reduction to possession of any of such Purchased Assets) and to complete all other transactions contemplated by this Agreement as promptly as practicable.

X.3 Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of three (3) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, twenty-four (24) hours after deposit with an overnight courier, or three (3) hours after confirmation of delivery by facsimile, addressed as follows:


                If to
                Buyer or                    Comarco, Inc.
                Comarco, to:                22800 Savi Ranch Parkway
                                            Suite 214
                                            Yorba Linda, CA 92887
                                            Attention:  President

                If to
                Seller or                   Robert A. Lovingood
                Shareholder, to:            c/o James A. Baxter, Esq.
                                            14285 Armagosa Road, Suite 200
                                            Victorville, CA 92392
                                            Fax: (619) 955-2711


or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section
10.4. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.

X.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Except as expressly provided herein, this Agreement shall not inure to the benefit of any persons or entities not a party hereto. This Agreement is not assignable, except with the consent of all other parties hereto, except that Buyer may assign any of its rights hereunder to Comarco or another subsidiary of Comarco.

X.5 Entire Agreement; Amendment. This Agreement, together with the exhibits and schedules hereto (which are all incorporated herein by this reference), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith, including without limitation the Letter of Intent dated June 7, 1996. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

X.6 Waiver of Compliance. The failure by any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

X.7 Gender; Number; Definition. Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; "and" and "or" means "and/or"; and the word "person" includes a corporation or other entity or association as well as a natural person. Where the term "employee" is used herein in reference to Seller's employees and the Business, the term encompasses all employees on, or where the context requires, formerly on, Seller's payroll, whether full-time, part-time, leased, placed temporarily, or placed in any other arrangement while being paid by Seller.

X.8 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

X.9 Attorney's Fees and Costs. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding, in addition to any other relief to which it may be entitled.

X.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

X.11 Public Communications. Each of Comarco and Seller hereby agrees not to make any press release or other public communication with respect to the proposed transaction without the prior written consent of the other party, or except as may be required by law (in which case the disclosing Party shall give the other Party sufficient advance notice of such disclosure and shall use its best efforts, in cooperation with such instructions as may be reasonably given by the other party, to limit the disclosure).

X.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                  COMARCO, INC.



                            By:   ----------------------------------------
                                  Name:
                                  Title:



                                  COSOURCE SOLUTIONS, INC.


                            By:   ----------------------------------------
                                  Name:
                                  Title:


                                  R.A.L. CONSULTING AND STAFFING SERVICES, INC.



                            By:   ----------------------------------------
                                  Name:
                                  Title:




                                  ROBERT A. LOVINGOOD





109032.8